UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2019 (March 29, 2019)

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On March 29, 2019 (the “Effective Date”), Par Pacific Hawaii Property Company, LLC, a wholly-owned subsidiary of Par Pacific Holdings, Inc. (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”), as borrower (the “Borrower”), with Bank of Hawaii, as lender (the “Lender”). The Loan Agreement provides for a term loan in the principal amount of $45,000,000 (the “Term Loan”). The Borrower’s obligation to pay the principal and interest on the Term Loan is evidenced by a promissory note, dated as of the Effective Date, made by the Borrower, and payable to the order of the Lender in the amount of the Term Loan (the “Note”).

The maturity date of the Term Loan is April 1, 2024 (the “Maturity Date”). The interest rate for the Term Loan, as set forth in the Note, is 1.50% above the applicable LIBOR (as defined in the Note) for a one-month interest period, which interest rate is subject to adjustment at the beginning of each such interest period. Under the Note, the Borrower is required to pay monthly until the Maturity Date an amount equal to the amount required to amortize fully the outstanding principal amount of the Note, together with interest, over a period of 20 years (in accordance with the amortization schedule attached to the Note). The unpaid portion of the principal amount of the Note plus any interest is due on the Maturity Date.

The Loan Agreement requires the Borrower to comply with certain customary affirmative, as well as certain negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the Borrower to incur indebtedness, grant liens, or sell assets. The Loan Agreement also requires the Borrower to comply with a minimum loan-to-value ratio of not greater than 75% of the appraised as-is value of the Portfolio Properties (as defined below) and a minimum debt yield of 9.0%, measured annually based on the net operating income from the Portfolio Properties divided by the outstanding principal balance of the Term Loan.

The Company guarantees the Note and other obligations of the Borrower related to the Term Loan under a Guaranty Agreement (the “Guaranty”) in favor of the Lender. Under the Guaranty, the Company is required to comply with a minimum liquidity covenant measured on the last day of each quarter.

The Term Loan is secured by a lien on substantially all of the assets of the Borrower, including a mortgage lien on 21 parcels of fee simple property and improvements thereon currently being operated as convenience stores and motor fuels retail businesses (the “Portfolio Properties”), an assignment of leases and rents arising under the Portfolio Properties, and a security interest in the Borrower’s accounts, goods, general intangibles, and other personal property. The Portfolio Properties were acquired by the Borrower from Mid Pac Petroleum, LLC and HIE Retail, LLC (both indirect wholly-owned subsidiaries of the Company) in a sale-leaseback transaction (the “Hawaii Retail Sale Leaseback”).

The foregoing descriptions of the Term Loan, the Note, and the Guaranty, are qualified in their entirety by reference to the Term Loan, the Note, and the Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.
Item 1.02.     Termination of a Material Definitive Agreement
On the Effective Date, the net proceeds of the Hawaii Retail Sale Leaseback were used to repay all amounts outstanding under that certain Loan Agreement dated January 9, 2019, between the Company and Bank of Hawaii, and the note dated as of January 9, 2019, in the principal amount of $45,000,000, made by the Company, and payable to the order of Bank of Hawaii.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Term Loan, the Note and the Guaranty are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Term Loan Agreement dated as of March 29, 2019, between Par Pacific Hawaii Property Company, LLC and Bank of Hawaii.
10.2	Promissory Note dated as of March 29, 2019 made by Par Pacific Hawaii Property Company, LLC, and payable to the order of Bank of Hawaii.
10.3	Guaranty Agreement dated as of March 29, 2019 executed by Par Pacific Holdings, Inc. in favor of Bank of Hawaii.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 2, 2019

PAR PACIFIC HOLDINGS, INC.

By:	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President and General Counsel